Exhibit 99.5

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V67913-S11241 For Against Abstain ! ! ! ! ! ! ALUMIS INC. The Alumis Board of Directors recommends you vote FOR the following proposals: ALUMIS INC. ATTENTION: SARA KLEIN 280 EAST GRAND AVENUE SOUTH SAN FRANCISCO, CA 94080 1. The proposal to approve the issuance of shares of Alumis common stock to ACELYRIN stockholders in connection with the merger contemplated by the Agreement and Plan of Merger, dated February 6, 2025, among Alumis Inc., Arrow Merger Sub, Inc. and ACELYRIN, Inc., as may be amended from time to time. 2. The proposal to approve the adjournment from time to time of the Alumis virtual special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Alumis stock issuance proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ALMS2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V67914-S11241 ALUMIS INC. SPECIAL MEETING OF STOCKHOLDERS MAY 13, 2025, 9:00 A.M. (PACIFIC TIME) THIS PROXY IS SOLICITED ON BEHALF OF THE ALUMIS BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Martin Babler and John Schroer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Alumis Inc. that the stockholder(s) is/are entitled to vote at the Alumis Special Meeting of Stockholders to be held at 9:00 a.m. (Pacific Time), on May 13, 2025, at www.virtualshareholdermeeting.com/ALMS2025SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Alumis Board of Directors' recommendations. Continued and to be signed on the reverse side